UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2012

MGM RESORTS INTERNATIONAL

(Exact name of registrant as specified in its charter)

DELAWARE	001-10362	88-0215232
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

3600 Las Vegas Boulevard South,
Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip code)

(702) 693 -7120

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On April 18, 2012, MGM Resorts International, a Delaware corporation (the “Company”) entered into a supplemental indenture (the “Supplemental Indenture”) to the indenture, dated May 19, 2009, among the Company, the Subsidiary Guarantors named therein and U.S. Bank National Association, as trustee, governing the Company’s 10.375% Senior Secured Notes due 2014 and 11.125% Senior Secured Notes due 2017 (collectively, the “Notes”). The Supplemental Indenture was entered into to amend the definition of “Change of Control” by removing from the definition the occurrence of a “Change of Control” event if Tracinda Corporation and its affiliates cease to collectively own more than 15% of the Company’s outstanding common stock. As a result of the amendment, if Tracinda Corporation and its affiliates cease to collectively own more than 15% of the Company’s common stock, this will not constitute a “Change of Control” under the indenture and the Company will not be required to make an offer to each holder of the Notes to repurchase such holder’s Notes for 101% of the principal amount thereof plus accrued and unpaid interest.

The foregoing description of the Supplemental Indenture is a summary and is qualified in its entirety by reference to the Supplemental Indenture, a copy of which is filed as Exhibit 4.1 hereto.

Item 9.01   Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits:

Exhibit No.	Description
4.1	First Supplemental Indenture, dated as of April 18, 2012, among the Company, the Subsidiary Guarantors named therein and U.S. Bank National Association, as Trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2012
MGM Resorts International

	By:	/s/ Andrew Hagopian III
		Name:	Andrew Hagopian III
		Title:	Vice President & Deputy General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description
4.1	First Supplemental Indenture, dated as of April 18, 2012, among the Company, the Subsidiary Guarantors named therein and U.S. Bank National Association, as Trustee.